EXHIBIT 23.1

1100 N. Tustin Avenue, 2nd floor Anaheim, CA 92807 Office: (714) 238-0000 E-Fax: (714) 451-4160 www.bycpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Naerodynamics, Inc.

We hereby consent to the inclusion in this Current Report on Form S-1 of our report dated May 19, 2017 relating to the financial statements of Naerodynamics, Inc. as of April 30, 2017 and for the period March 27, 2017 (inception) to April 30, 2017, which is contained in Form S-1, and of our report dated May 19, 2017.

/s/ Benjamin & Young, LLP

July 7, 2017

Anaheim, California